BANKWELL FINANCIAL GROUP REPORTS RECORD NET INCOME FOR THE FIRST QUARTER; DECLARES SECOND QUARTER DIVIDEND
New Canaan, CT – April 27, 2022 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported record GAAP net income of $8.2 million, or $1.04 per share, for the first quarter of 2022, versus $5.7 million, or $0.71 per share, for the same period in 2021.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable May 23, 2022 to shareholders of record on May 13, 2022.
We recommend reading this earnings release in conjunction with the First Quarter 2022 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our April 27, 2022 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:

"Our team has begun the year with continued high performance. Loan balances grew by almost 5% compared to year end 2021 and our financial results for the quarter were exceptionally strong. The Company achieved record ROAA and ROAE levels of 1.35% and 16.05%, respectively, while operating at an efficiency ratio of 48.5%.

"On the operational front, we have just completed a successful conversion of our core data processing system. This is the second major system conversion the team has successfully executed within the past twelve months as we invested in a new online banking platform during the 2nd half of 2021. We have also begun a systematic review of every operational process at the Bank. This process mapping project will help to identify opportunities to employ further technological solutions and increase efficiencies through the organization.

"Credit quality remains high and our loan pipeline is as vibrant as it has been for the last several quarters. We reaffirm prior guidance of year over year net interest income growth of 12%-14% for 2022.

"Most importantly, I’d like to congratulate and thank my Bankwell colleagues whose hard work and dedication have made the Company’s accomplishments possible."
First Quarter 2022 Highlights:
•Return on average assets was 1.35% and return on average equity was 16.05% for the quarter ended March 31, 2022.
•The net interest margin was 3.30% for the quarter ended March 31, 2022.
•The efficiency ratio was 48.5% for the quarter ended March 31, 2022.
•Total gross loans were $2.0 billion, growing $90.4 million, or 4.8%, compared to December 31, 2021.
•Gains from loan sales totaled $0.6 million for the quarter ended March 31, 2022.
•Total deposits were $2.2 billion compared to $2.1 billion at December 31, 2021.
•Noninterest bearing deposits increased by $14.0 million, or 3.5% compared to December 31, 2021.
•The percentage of noninterest bearing deposits to total deposits increased to 19.1% compared to 18.8% at December 31, 2021.
•Investment securities totaled $116.8 million and represent 4.7% of total assets.
•Fully diluted tangible book value per share rose to $26.75 compared to $25.55 at December 31, 2021.
•Shares issued and outstanding were 7,761,338, reflecting repurchases of 112,829 shares of common stock at a weighted average price of $34.01 during the quarter ended March 31, 2022.

Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended March 31, 2022 were $20.5 million, versus $16.6 million for the quarter ended March 31, 2021. The increase was primarily attributable to an increase in interest and fees on loans due to loan growth and higher overall loan yields and from lower interest expense on deposits. The increase in revenues was partially offset by a decrease in noninterest income driven by a one-time federal payroll tax credit for COVID-19 of $0.9 million recognized in the quarter ended March 31, 2021.
Net income for the quarter ended March 31, 2022 was $8.2 million, versus $5.7 million for the quarter ended March 31, 2021. The increase in net income was primarily impacted by the aforementioned increases in revenues, partially offset by an increase in the provision for loan losses driven by loan growth and a slight increase in noninterest expense.
Basic and diluted earnings per share were $1.05 and $1.04, respectively, for the quarter ended March 31, 2022 compared to basic and diluted earnings per share of $0.72 and $0.71, respectively, for the quarter ended March 31, 2021.
The net interest margin (fully taxable equivalent basis) for the quarters ended March 31, 2022 and March 31, 2021 was 3.30% and 2.74%, respectively. The increase in the net interest margin was due to lower interest expense from a decrease in rates on interest bearing deposits, a greater proportion of noninterest bearing deposits and, to a lesser extent, an increase in overall loan yields.
Financial Condition
Assets totaled $2.50 billion at March 31, 2022, compared to assets of $2.46 billion at December 31, 2021. The increase in assets was primarily due to loan growth, partially offset by a decrease in excess liquidity. Gross loans totaled $2.0 billion at March 31, 2022, an increase of $90.4 million compared to December 31, 2021. Deposits totaled $2.2 billion at March 31, 2022, compared to deposits of $2.1 billion at December 31, 2021.
Capital
Shareholders’ equity totaled $210.2 million as of March 31, 2022, an increase of $8.2 million compared to December 31, 2021, primarily a result of (i) net income of $8.2 million for the quarter ended March 31, 2022 and (ii) a $4.9 million favorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps. The Company's interest rate swaps are used to hedge interest rate risk. The Company's current interest rate swap positions will cause a decrease to other comprehensive income in a falling interest rate environment and an increase in a rising interest rate environment. The increase in Shareholders’ equity was partially offset by dividends paid of $1.6 million and common stock repurchases of $3.8 million.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible book value per share, and return on average tangible common equity are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	March 31, 2022	December 31, 2021	March 31, 2021
ASSETS
Cash and due from banks	$280,471	$291,598	$351,194
Federal funds sold	19,022	53,084	10,811
Cash and cash equivalents	299,493	344,682	362,005

Investment securities
Marketable equity securities, at fair value	2,090	2,168	2,178
Available for sale investment securities, at fair value	98,733	90,198	83,218
Held to maturity investment securities, at amortized cost	15,979	16,043	16,225
Total investment securities	116,802	108,409	101,621
Loans receivable (net of allowance for loan losses of $17,141, $16,902 and $20,545 at March 31, 2022, December 31, 2021 and March 31, 2021, respectively)	1,964,567	1,875,167	1,650,127
Accrued interest receivable	7,733	7,512	7,306
Federal Home Loan Bank stock, at cost	2,870	2,814	6,446
Premises and equipment, net	25,661	25,588	33,386
Bank-owned life insurance	49,434	49,174	42,881
Goodwill	2,589	2,589	2,589
Other intangible assets	—	—	67
Deferred income taxes, net	6,879	7,621	8,908
Other assets	20,849	32,708	29,131
Total assets	$2,496,877	$2,456,264	$2,244,467

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$412,985	$398,956	$280,947
Interest bearing deposits	1,753,219	1,725,042	1,578,861
Total deposits	2,166,204	2,123,998	1,859,808

Advances from the Federal Home Loan Bank	50,000	50,000	125,000
Subordinated debentures	34,471	34,441	25,271
Accrued expenses and other liabilities	35,982	45,838	46,445
Total liabilities	2,286,657	2,254,277	2,056,524

Shareholders’ equity
Common stock, no par value	114,882	118,148	120,398
Retained earnings	99,047	92,400	75,418
Accumulated other comprehensive loss	(3,709)	(8,561)	(7,873)
Total shareholders’ equity	210,220	201,987	187,943

Total liabilities and shareholders’ equity	$2,496,877	$2,456,264	$2,244,467

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Interest and dividend income
Interest and fees on loans	$21,428	$21,081	$17,900
Interest and dividends on securities	720	722	769
Interest on cash and cash equivalents	154	90	108
Total interest and dividend income	22,302	21,893	18,777

Interest expense
Interest expense on deposits	2,206	2,198	3,114
Interest expense on borrowings	586	767	1,008
Total interest expense	2,792	2,965	4,122

Net interest income	19,510	18,928	14,655
Provision (credit) for loan losses	229	125	(296)
Net interest income after provision (credit) for loan losses	19,281	18,803	14,951

Noninterest income
Gains and fees from sales of loans	631	441	513
Bank owned life insurance	260	270	231
Service charges and fees	240	257	199
Other	(173)	(143)	1,013
Total noninterest income	958	825	1,956

Noninterest expense
Salaries and employee benefits	4,940	4,806	4,769
Occupancy and equipment	2,150	2,411	2,406
Professional services	981	628	587
Data processing	654	432	512
Director fees	352	335	317
FDIC insurance	223	231	403
Marketing	45	87	(9)
Other	580	749	653
Total noninterest expense	9,925	9,679	9,638

Income before income tax expense	10,314	9,949	7,269
Income tax expense	2,102	2,135	1,579
Net income	$8,212	$7,814	$5,690

Earnings Per Common Share:
Basic	$1.05	$1.00	$0.72
Diluted	$1.04	$0.99	$0.71

Weighted Average Common Shares Outstanding:
Basic	7,637,077	7,660,307	7,758,540
Diluted	7,719,405	7,726,420	7,800,777
Dividends per common share	$0.20	$0.18	$0.14

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Performance ratios:
Return on average assets	1.35%	1.32%	1.02%
Return on average stockholders' equity	16.05%	15.44%	12.67%
Return on average tangible common equity	16.25%	15.65%	12.86%
Net interest margin	3.30%	3.43%	2.74%
Efficiency ratio(1)	48.5%	48.8%	58.0%
Net loan charge-offs as a % of average loans	—%	—%	0.01%
Dividend payout ratio(2)	19.23%	18.18%	19.72%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	March 31, 2022	December 31, 2021	March 31, 2021
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	11.20%	11.18%	11.02%
Total Capital to Risk-Weighted Assets(1)	12.00%	12.00%	12.17%
Tier I Capital to Risk-Weighted Assets(1)	11.20%	11.18%	11.02%
Tier I Capital to Average Assets(1)	9.80%	9.94%	8.82%
Tangible common equity to tangible assets	8.32%	8.13%	8.27%
Fully diluted tangible book value per common share	$26.75	$25.55	$23.43
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Allowance for loan losses:
Balance at beginning of period	$16,902	$16,803	$21,009
Charge-offs:
Commercial real estate	—	—	(163)
Commercial business	—	(26)	—
Consumer	(4)	(5)	(14)
Total charge-offs	(4)	(31)	(177)
Recoveries:
Commercial business	13	2	—
Consumer	1	3	9
Total recoveries	14	5	9
Net loan recoveries (charge-offs)	10	(26)	(168)
Provision (credit) for loan losses	229	125	(296)
Balance at end of period	$17,141	$16,902	$20,545

	As of
	March 31, 2022	December 31, 2021	March 31, 2021
Asset quality:
Nonaccrual loans
Residential real estate	$2,181	$2,380	$1,289
Commercial real estate	3,365	3,482	19,277
Commercial business	817	1,728	1,803
Construction	9,382	8,997	8,997
Total nonaccrual loans	15,745	16,587	31,366
Other real estate owned	—	—	—
Total nonperforming assets	$15,745	$16,587	$31,366

Nonperforming loans as a % of total loans	0.79%	0.88%	1.87%
Nonperforming assets as a % of total assets	0.63%	0.68%	1.40%
Allowance for loan losses as a % of total loans	0.86%	0.89%	1.23%
Allowance for loan losses as a % of nonperforming loans	108.87%	101.90%	65.50%

Total nonaccrual loans declined $0.8 million to $15.7 million as of March 31, 2022 when compared to December 31, 2021. Nonperforming assets as a percentage of total assets was 0.63% at March 31, 2022, down from 0.68% at December 31, 2021. The allowance for loan losses at March 31, 2022 was $17.1 million, representing 0.86% of total loans.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	March 31, 2022	December 31, 2021	% Change
Residential Real Estate	$68,617	$79,987	(14.2)%
Commercial Real Estate(1)	1,425,758	1,356,709	5.1
Construction	115,514	98,341	17.5
Total Real Estate Loans	1,609,889	1,535,037	4.9

Commercial Business	370,166	350,975	5.5

Consumer	5,275	8,869	(40.5)
Total Loans	$1,985,330	$1,894,881	4.8%

(1) Includes owner occupied commercial real estate.
Gross loans totaled $2.0 billion at March 31, 2022, an increase of $90.4 million compared to December 31, 2021.

Period End Deposit Composition	March 31, 2022	December 31, 2021	% Change
Noninterest bearing demand	$412,985	$398,956	3.5%
NOW	112,567	119,479	(5.8)
Money Market	996,458	954,674	4.4
Savings	197,961	193,631	2.2
Time	446,233	457,258	(2.4)
Total Deposits	$2,166,204	$2,123,998	2.0%

Total deposits were $2.2 billion at March 31, 2022, compared to $2.1 billion at December 31, 2021, an increase of $42.2 million, or 2.0%.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME AND EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	March 31, 2022	December 31, 2021	March 31, 2021	Mar 22 vs. Dec 21 % Change	Mar 22 vs. Mar 21 % Change
Gains and fees from sales of loans	$631	$441	$513	43.1%	23.0%
Bank owned life insurance	260	270	231	(3.7)	12.6
Service charges and fees	240	257	199	(6.6)	20.6
Other	(173)	(143)	1,013	21.0	(117.1)
Total noninterest income	$958	$825	$1,956	16.1%	(51.0)%
Noninterest income decreased by $1.0 million to $1.0 million for the quarter ended March 31, 2022 compared to the quarter ended March 31, 2021. The decrease in noninterest income was driven by a one-time federal payroll tax credit for COVID-19 of $0.9 million recognized in the quarter ended March 31, 2021.

	For the Quarter Ended
Noninterest expense	March 31, 2022	December 31, 2021	March 31, 2021	Mar 22 vs. Dec 21 % Change	Mar 22 vs. Mar 21 % Change
Salaries and employee benefits	$4,940	$4,806	$4,769	2.8%	3.6%
Occupancy and equipment	2,150	2,411	2,406	(10.8)	(10.6)
Professional services	981	628	587	56.2	67.1
Data processing	654	432	512	51.4	27.7
Director fees	352	335	317	5.1	11.0
FDIC insurance	223	231	403	(3.5)	(44.7)
Marketing	45	87	(9)	(48.3)	N/M(1)
Other	580	749	653	(22.6)	(11.2)
Total noninterest expense	$9,925	$9,679	$9,638	2.5%	3.0%
(1) Metric not meaningful
Noninterest expense increased by $0.3 million to $9.9 million for the quarter ended March 31, 2022 compared to the quarter ended March 31, 2021. The increase in noninterest expense was primarily driven by an increase in professional services expense and data processing expense.
Professional services expense totaled $1.0 million for the quarter ended March 31, 2022, an increase of $0.4 million when compared to the same period in 2021. The increase in professional services expense was primarily driven by consulting fees associated with various projects, including our core system conversion.
Data processing expense totaled $0.7 million for the quarter ended March 31, 2022, an increase of $0.1 million when compared to the same period in 2021. The increase in data processing expense was primarily driven by costs associated with our new online banking system.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	March 31, 2022	December 31, 2021	March 31, 2021
Total Equity	$210,220	$201,987	$187,943
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	—	—	67
Tangible Common Equity	$207,631	$199,398	$185,287

Total Assets	$2,496,877	$2,456,264	$2,244,467
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	—	—	67
Tangible Assets	$2,494,288	$2,453,675	$2,241,811

Tangible Common Equity to Tangible Assets	8.32%	8.13%	8.27%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	March 31, 2022	December 31, 2021	March 31, 2021
Total shareholders' equity	$210,220	$201,987	$187,943
Less:
Preferred stock	—	—	—
Common shareholders' equity	$210,220	$201,987	$187,943
Less:
Goodwill	2,589	2,589	2,589
Other intangibles	—	—	67
Tangible common shareholders' equity	$207,631	$199,398	$185,287

Common shares issued and outstanding	7,761,338	7,803,166	7,908,630

Fully Diluted Tangible Book Value per Common Share	$26.75	$25.55	$23.43

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended
Computation of Efficiency Ratio	March 31, 2022	December 31, 2021	March 31, 2021
Noninterest expense	$9,925	$9,679	$9,638
Less:
Amortization of intangible assets	—	48	9
Other real estate owned expenses	—	—	—
Adjusted noninterest expense	$9,925	$9,631	$9,629
Net interest income	$19,510	$18,928	$14,655
Noninterest income	958	825	1,956
Less:
Net gain on sale of available for sale securities	—	—	—
Gain on sale of other real estate owned, net	—	—	—
Operating revenue	$20,468	$19,753	$16,611

Efficiency ratio	48.5%	48.8%	58.0%

	For the Quarter Ended
Computation of Return on Average Tangible Common Equity	March 31, 2021	December 31, 2020	March 31, 2021
Net Income Attributable to Common Shareholders	$8,212	$7,814	$5,690
Total average shareholders' equity	$207,541	$200,752	$182,058
Less:
Average Goodwill	2,589	2,589	2,589
Average Other intangibles	—	45	73
Average tangible common equity	$204,952	$198,118	$179,396

Annualized Return on Average Tangible Common Equity	16.25%	15.65%	12.86%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	March 31, 2022			March 31, 2021
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$346,183	$154	0.18%	$401,900	$108	0.11%
Securities(1)	112,337	754	2.69	101,176	788	3.11
Loans:
Commercial real estate	1,343,565	14,997	4.46	1,129,224	12,731	4.51
Residential real estate	73,835	671	3.64	112,053	964	3.44
Construction	102,179	1,033	4.04	94,075	885	3.76
Commercial business	383,115	4,625	4.83	294,756	3,271	4.44
Consumer	6,054	102	6.85	5,039	49	3.94
Total loans	1,908,748	21,428	4.49	1,635,147	17,900	4.38
Federal Home Loan Bank stock	2,835	15	2.10	6,508	31	1.96
Total earning assets	2,370,103	$22,351	3.77%	2,144,731	$18,827	3.51%
Other assets	100,469			113,561
Total assets	$2,470,572			$2,258,292

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$112,199	$47	0.17%	$101,057	$43	0.17%
Money market	969,527	1,180	0.49	736,659	950	0.52
Savings	194,463	101	0.21	160,347	125	0.32
Time	453,805	878	0.78	611,153	1,996	1.32
Total interest bearing deposits	1,729,994	2,206	0.52	1,609,216	3,114	0.78
Borrowed Money	84,452	586	2.77	152,485	1,008	2.64
Total interest bearing liabilities	1,814,446	$2,792	0.62%	1,761,701	$4,122	0.95%
Noninterest bearing deposits	405,400			269,863
Other liabilities	43,185			44,670
Total liabilities	2,263,031			2,076,234
Shareholders' equity	207,541			182,058
Total liabilities and shareholders' equity	$2,470,572			$2,258,292
Net interest income(2)		$19,559			$14,705
Interest rate spread			3.15%			2.56%
Net interest margin(3)			3.30%			2.74%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $49 thousand and $50 thousand for the quarters ended March 31, 2022 and 2021, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.